Exhibit 10.80

ELEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Eleventh Amendment to Employment Agreement (the “Eleventh Amendment”) is made and entered into as of August 1, 2006 by and between Kennedy-Wilson Properties, Ltd., an Illinois corporation (“The Company”) a wholly owned subsidiary of Kennedy-Wilson Inc. a Delaware corporation, having an address of 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210, (“Company”), and James Rosten, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 4, 1999, and amended January 1, 2001, March 15, 2001, January 3, 2003, September 5, 2003, October 1, 2003, January 1, 2004, April 19, 2004, January 1, 2005, February 11, 2005, and January 1, 2006 (the “Agreement”) providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Compensation.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiently of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of August 1, 2006 as follows:

1.             Section 5 (a) of the Agreement is amended such that, effective August 1, 2006, the Company shall pay Employee a salary equal to $19,230.77 per pay period ($500,000.00 annualized) payable in equal installments every two weeks (based on 26 pay periods per year) and subject to such deductions and withholdings as Company may from time to time be required to make pursuant to applicable law, governmental regulation or order.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE COMPANY:

THE COMPANY:	EMPLOYEE:
KENNEDY-WILSON INTERNATIONAL	/s/ Jim Rosten
a California corporation

/s/ William McMorrow
Title: Chairman/ CEO